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                                                                EX-10.5

                         THE STANDARD REGISTER COMPANY
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

1.1 The purpose of The Standard Register Company Amended and Restated Stock Incentive Plan (the "Plan") is to provide additional incentive to Officers and other employees of the Company through making it possible for them to obtain a stock ownership in the Company by virtue of this Plan.

                                   ARTICLE II

                                PLAN PROVISIONS

2.1 The Company shall compute an amount annually (the "Stock Incentive Base") equal to thirty-one and one-half percent (31.5%) of its annual pre-federal income tax profit for the immediate preceding fiscal year, which amount shall be considered the "Stock Incentive Base."

2.2 The Company shall compute an amount annually (the "Stock Incentive Reserve") equal to four percent (4%) of the excess of the Company's pre-federal income tax profit over the Stock Incentive Base. "Pre-federal income tax profit" as used herein shall mean the net income reported to shareholders plus federal income tax expense, the Key Employees' "Maximum Incentive Reserve" and the "Stock Incentive Reserve" and exclusive of extraordinary items, if any, all as verified by the Company's independent Certified Public Accountants.

2.3 The amount of the "Stock Incentive Reserve" computed under this Plan shall not diminish the amount of the "Maximum Incentive Reserve" (as defined in The Standard Register Company's Key Employees' Incentive
       Plan) and the annual computation of the "Maximum Incentive Reserve" for key employees shall be computed as if there were no "Stock Incentive Reserve".

2.4 The employees eligible to participate in the Plan shall be the elected Officers of the Company and those employees of the Company who have been selected each fiscal year of the Company by the Board of Directors of the Company to participate in the Plan (the "Selected Employees"). The elected Officers of the Company and the Selected Employees shall hereinafter be referred to collectively as the "Participants."

2.5 The relative annual participation of the Officers, other than Assistant Officers, in the Stock Incentive Reserve shall be in proportion to their annual base salaries in effect at the beginning of the fiscal year for which the computation of the Stock Incentive Reserve is made.

2.6 The relative annual participation of the Selected Employees and Assistant Officers in the Stock Incentive Reserve shall be determined each fiscal year of the Company by the Board of Directors of the Company; provided, however, in no event shall their participation exceed fifty percent (50%) of their annual base salaries in effect at the beginning of the fiscal year for which the computation of the Stock Incentive Reserve is made.

2.7 Annually, within a reasonable time after the end of the fiscal year for which the "stock Incentive Reserve" is computed, the Company shall pay to the Participants, according to their relative participation, one-half (1/2) of the amount in the Stock Incentive Reserve in cash and one-half (1/2) in Common

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       Stock of the Company.  The number of shares to be delivered to the
       Participants shall be computed by using the "bid" value of the Common Stock of the Company as published in the Wall Street Journal for the last market trading day of the fiscal year for which the computation is made. Fractional shares will not be issued, but in lieu thereof, cash will be paid.

2.8 The Officers of the Company who are to participate in any Plan year shall be those persons who are elected officers of the Company as of the beginning of the fiscal year for which the computation of the Stock Incentive Reserve will be made. Any Officer who ceases to be an Officer during any year for which he is a participant shall be entitled to participate in the Stock Incentive Reserve in proportion to the whole months during the year in which he was an Officer.

2.9 The employees of the Company who are to participate in any Plan year shall be those employees who are selected to be participants in the Plan by the Company's Board of Directors as of the beginning of the fiscal year for which the computation of the Stock Incentive Reserve will be made (the "Selected Employees"). If any Selected Employee ceases to be an employee of the Company during any year for which he is a Participant, the Selected Employee shall be entitled to participate in the Stock Incentive Reserve in proportion to the whole months during the year in which he was an employee of the Company.

2.10 As and when a Participant becomes entitled to Common Stock certificates as a result of such Participant's participation in this Plan, the Company shall deliver registered Common Stock of the Company from authorized and unissued shares or Treasury shares of Common Stock of the Company to such Participant or the duly authorized representative of such Participant.

2.11 The provisions of this Plan shall be effective January 1, 1987 and this Plan shall be used to compute the Stock Incentive Reserve for the fiscal year 1987 and ensuing fiscal years; provided, however, that in no event shall the maximum total annual payout (including both Common Stock of the Company and cash) to all Participants computed under the provisions of this Plan exceed the maximum annual payout (including both Common Stock of the Company and cash) to all Participants as computed under the provisions of The Standard Register Company Stock Incentive Plan which was adopted by the shareholders on April 19, 1978.

                                  ARTICLE III

                  ADMINISTRATION, INTERPRETATION AND AMENDMENT

3.1 The Board of Directors of the Company shall have the full power and authority to interpret, construe and administer the Plan and to make amendments to the Plan to such extent as may be required from time to time by any applicable federal or state law or regulations and shall have the authority to make any other amendments to the Plan provided that any such amendments do not increase the cost of the Plan to the Company or its shareholders.

                                   ARTICLE IV

                                  TERMINATION

4.1 The Board of Directors of the Company shall have full power and authority to terminate this Plan at any time; provided that such termination shall not become effective earlier than the beginning of the next ensuing fiscal year.




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